LEGALZOOM.COM, INC.
FORM OF GLOBAL STOCK OPTION GRANT NOTICE
(2021 EQUITY INCENTIVE PLAN)

LegalZoom.com, Inc. (the “Company”), pursuant to its 2021 Equity Incentive Plan (the “Plan”), has granted to you (“Optionholder”) an option to purchase the number of shares of the Common Stock set forth below (the “Option”). Your Option is subject to all of the terms and conditions as set forth herein and in the Plan and the Global Stock Option Agreement, including any additional terms and conditions for your country set forth in the appendix thereto (the “Appendix and, together with the Global Stock Option Agreement, the “Agreement”), all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement, as applicable.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares of Common Stock Subject to Option:
Exercise Price (Per Share):
Expiration Date:

Type of Grant: [Incentive Stock Option] OR [Nonstatutory Stock Option]

Exercise and
Vesting Schedule:    Subject to the Optionholder’s Continuous Service through each applicable vesting date, the Option will vest as follows:

[__________]
Special Vesting:

(a)Notwithstanding any other provision contained in this Grant Notice or the Agreement, in the event the Participant has a Qualifying Termination that occurs during the Change in Control Period: (i) there shall be immediate vesting acceleration of one hundred percent (100%) of the Option to the extent outstanding and unvested as of the date of the Qualifying Termination and (ii) the Option, to the extent outstanding and vested as of the date of the Participant’s Qualifying Termination (after giving effect to the vesting acceleration described in clause (i) and any other applicable vesting acceleration), shall remain outstanding and exercisable until the earlier of: (x) the Expiration Date set forth above, (y) the one-year anniversary of the date of the Participant’s Qualifying Termination, and (z) immediately prior to the effective time of a Change in Control if such Option is not assumed, continued or substituted by the surviving or acquiring entity (or its parent) in connection with such Change in Control.

(b)Notwithstanding any other provision contained in this Grant Notice or the Agreement, in the event the Participant’s employment with the Company terminates as a result of the Participant’s death or Disability: (i) the Option, to the extent unvested and outstanding immediately prior to such termination of the Participant’s employment, shall immediately become fully vested and exercisable, and (ii) the Option, to the extent vested and outstanding on the date of such termination of the Participant’s employment (after giving effect to the vesting acceleration provided for in clause (i) and any other applicable vesting acceleration) shall remain outstanding and exercisable until the earlier of: (x) the Expiration Date set forth above, (y) the one-year anniversary of the date of the Participant’s termination of employment with the Company, and (z) immediately prior to the effective time of a Change in Control if such Option is not assumed, continued or substituted by the surviving or acquiring entity (or its parent) in connection with such Change in Control.

(c)Capitalized terms used but not defined in this section shall have the meaning set forth in the written employment agreement entered into between the Company and the Participant.

Optionholder Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

•The Option is governed by this Global Stock Option Grant Notice, (the “Grant Notice”) and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “Option Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

•You consent to receive this Grant Notice, the Agreement, the Plan, the Prospectus and any other Plan- related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

•You have read and are familiar with the provisions of the Plan, the Agreement, and the Prospectus. In the event of any conflict between the provisions in this Grant Notice, the Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

•The Option Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to you and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this Option.

•Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

LegalZoom.com, Inc.     Participant:

By:
     [Name, Title]    Signature
Date: